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                                                                    EXHIBIT 24.3



                                POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS, that the undersigned constitutes and appoints John G. Pasqualetto, Richard J. Gergasko and Joseph S. De Vita and each of them his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities (including his or her capacity as a director and/or officer) to sign any or all amendments (including post-effective amendments) to the Form S-1 Registration Statement for SeaBright Insurance Holdings, Inc. (SEC File No. 333-119111) and any subsequent registration statement filed pursuant to Rule 462(b) under the Securities Act, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.


                                               By: /s/ William M. Feldman
                                                   -----------------------
                                                   William M. Feldman
                                                   Director

Dated:  November 9, 2004